UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2014 (December 18, 2014)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 2nd Street, Suite 100

San Francisco CA 94107

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, the board of directors (“Board”) of EFactor Group Corp. (the “Company”) appointed Mark Stanich as Managing Director of the Company. Since September 2013, Mr. Stanich has served as a member of the Board. Mr. Stanich will continue to be a member of the Board in addition to serving as the Managing Director of the Company, in which position he will be responsible for the strategy and growth of the Company’s business lines.

Prior to this appointment, Mr. Stanich served in a number of senior marketing, strategy, operations, and digital media leadership positions in the consumer services sector. Most recently, he was President, Digital Media & CMO for the Time Inc. Affluent Media Group, a division of Time Warner (2013-2014). Prior to that, he was Chief Marketing Officer and President, Digital Media for the wholly-owned media subsidiary of American Express, AEPC (2009-2013). He had also served in prior capacities at American Express including Chief Marketing Officer, AEPC (2001-2009) and SVP, Consumer Products (1997-2001). Mr. Stanich has broad experience leading existing and emerging digital businesses including websites, social media platforms, e-newsletters, mobile and tablet applications, e-commerce, and digital partnerships. In his CMO capacities, he has directed consumer strategy, marketing, and product development for traditional consumer media products including magazines, books, products, and branded affinity services, as well as database marketing and international operations. He has served on several industry boards, including directorships with the Online Publishers Association and BPA Worldwide. He is a graduate of the University of California, Berkeley and received his MBA from the Harvard Business School.

Mr. Stanich has entered into an employment agreement with the Company pursuant to which he will receive a base salary of $240,000 per year. Mr. Stanich will participate in the Company’s annual cash bonus program and the Company’s Long-Term Incentive Plan. Mr. Stanich will participate in all other elements of the Company’s executive compensation and benefits plans, including the Company’s retirement plans. Mr. Stanich will receive an annual cash bonus of $250,000, prorated based on number of months served, during the initial term of his employment. Mr. Stanich will also receive 2,000,000 shares of the Company’s common stock per year, for three years, beginning January 1, 2015. In addition, Mr. Stanich will be granted a stock option to purchase 3,025,000 shares of the Company’s common stock at a price of approximately $0.46. These stock options will vest after one year with expiration at ten (10) years. The employment agreement shall continue until December 31, 2017.

There are no family relationships between Mr. Stanich and any of the Company’s directors or executive officers.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement. A copy of the employment agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2014

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Name: Adriaan Reinders
Title: Chief Executive Officer